Exhibit 99.1

Exchange National Bancshares Announces Name Change
Jefferson City, MO
April 20, 2007

Exchange National Bancshares Inc. (NASDAQ: EXJF) announced today that its Board of Directors has selected “HAWTHORN BANK” as the new name for its subsidiary banks. As a part of the strategic plan announced last December, the Board determined that it would be desirable to adopt a name that would separate and distinguish our banks from any other bank in Missouri or the central states region. The Board feels this name — HAWTHORN BANK — reflects our rich heritage and culture and announces a new beginning that will spring our organization forward as we continue to implement our strategic plan.

Under our strategic plan, we already have taken the first step in consolidating our four banks into a single bank through the combination of Osage Valley Bank into Citizens Union State Bank. The name change for our banks will take place over the next few months as we continue this consolidation. The name of our company also may change to reflect the new “Hawthorn” brand if that change is approved by our shareholders at this year’s annual meeting.

Our banks have 26 banking locations over the state and, after consolidating our four banks into a single bank, our customers will have the opportunity to do all of their banking business in any one of these locations. According to James E. Smith, Chairman and Chief Executive Officer, there will be no changes in the ownership and management of our present organization. “When our customers walk into their local branch, they can expect the same great service from the same friendly people they’re used to seeing,” said Smith. “We are excited about the name that has been selected.”

In connection with the proposed name change for our company that will be considered and voted on at this year’s annual meeting, we will file with the SEC and furnish to our shareholders a definitive proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information about the proposed name change and other matters. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders also will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Kathleen L. Bruegenhemke, Exchange National Bancshares, Inc., 132 East High Street, Jefferson City, Missouri 65101.

Our company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from our shareholders in favor of an amendment to our articles of incorporation providing for the proposed name change. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in our proxy statement that is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of our common stock also is set forth in our most recent proxy statement and annual report on Form 10-K, which are available on our website and www.sec.gov. Additional information regarding the interests of the participants will be included in the proxy statement and other relevant documents filed with the SEC.

Exchange National Bancshares, Inc., a multi-bank holding company headquartered in Lee’s Summit, Missouri, is the parent company of The Exchange National Bank of Jefferson City with locations in California, Tipton and St. Robert; Citizens Union State Bank & Trust of Clinton with locations in Springfield, Lee’s Summit, Branson, Windsor, Collins, Osceola and Warsaw; and Bank 10 with locations in Belton, Drexel, Harrisonville, Independence and Raymore.

Statements made in this press release that suggest Exchange National Bancshares’ or management’s intentions, hopes, beliefs, expectations, or predictions of the future include “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company’s quarterly and annual reports filed with the Securities and Exchange Commission.

Contact: Kathleen Bruegenhemke

Senior Vice President, Investor Relations

TEL: 573.761.6100 FAX: 573.761.6272

www.exchangebancshares.com